Exhibit (a)(15)

DEUTSCHE INVESTMENT TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche Investment Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective December 2, 2016, amended and restated the Trust’s Prior Designations, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations; and

WHEREAS, at a meeting held on July 12, 2017, the Trustees of Deutsche Mid Cap Growth Fund approved an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Deutsche Mid Cap Growth Fund to Deutsche Small Cap Growth Fund, each a series of the Trust, in exchange for shares of Deutsche Small Cap Growth Fund and the assumption by Deutsche Small Cap Growth Fund of all the liabilities of Deutsche Mid Cap Growth Fund and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Deutsche Mid Cap Growth Fund in complete liquidation and termination of Deutsche Mid Cap Growth Fund (the “Mid Cap Growth Fund Reorganization”);

WHEREAS, the Mid Cap Growth Fund Reorganization was completed on September 28, 2017 and the Deutsche Mid Cap Growth Fund was liquidated and terminated thereafter;

WHEREAS, pursuant to Article V, Section 5.10 and Article VIII, Section 8.2, of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the termination of the Series of Shares designated as “Deutsche Small Mid Cap Value Fund” effective as of the date hereof;

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the establishment and designation of an additional Series named “Deutsche CROCI® Equity Dividend Fund” and Classes thereof; and

WHEREAS, pursuant to Article V, Section 5.10 and Section 5.11 of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the establishment and designation of an additional Series named “Deutsche Mid Cap Value Fund” and Classes thereof.

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective on the date hereof, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

Deutsche Capital Growth Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

Deutsche Core Equity Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

Deutsche CROCI® Equity Dividend Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

Deutsche CROCI® U.S. Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

Deutsche Large Cap Focus Growth Fund	Class A
Class C
Class S
Class T
Institutional Class

Deutsche Mid Cap Value Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

Deutsche Small Cap Core Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

Deutsche Small Cap Growth Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

 2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of May 2018.

/s/ John W. Ballantine	/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/ Paul K. Freeman	/s/ Richard J. Herring
Paul K. Freeman, Trustee	Richard J. Herring, Trustee
/s/ William McClayton	/s/ Rebecca W. Rimel
William McClayton, Trustee	Rebecca W. Rimel, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

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